As filed with the Securities and Exchange Commission on April 15, 1999
                                                           Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ---------------

                                    Form S-8
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                                ---------------

                                MERIX CORPORATION
             (Exact name of registrant as specified in its charter)


               OREGON                                        93-1135197
     (State or other jurisdiction                           (IRS Employer
   of incorporation or organization)                     Identification No.)

          1521 Poplar Lane
          Forest Grove, OR                                     97116
       (Address of Principal                                 (Zip Code)
         Executive Offices)

                                ---------------

                                Merix Corporation
                      1994 Stock Incentive Plan, as amended
                              (Full title of plan)

                                 Janie S. Brown
              Vice President, Treasurer and Chief Financial Officer
                                Merix Corporation
                                1521 Poplar Lane
                             Forest Grove, OR 97116
                     (Name and address of agent for service)
   Telephone number, including area code, of agent for service: (503) 359-9300

                                    Copy to:

                               Margaret Hill Noto
                                 Stoel Rives LLP
                         900 SW Fifth Avenue, Suite 2300
                           Portland, Oregon 97204-1268

                         CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
Title of Securities     Amount to            Proposed Maximum Offering     Proposed Maximum                 Amount of
to Be Registered        be Registered        Price Per Share(1)            Aggregate Offering Price (1)     Registration Fee
-------------------     ----------------     -------------------------     ----------------------------     ----------------
Common Stock            1,100,000 Shares           $5.125                          $5,637,500                $1,567.23
----------------------------------------------------------------------------------------------------------------------------
(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and 457(h) under the Securities Act of 1933. Of the shares to be registered, 413,994 shares are subject to options with an aggregate exercise price of $2,318,367. The calculation of the registration fee for the balance of the shares is based on $5.125, which was the average of the high and low prices of the Common Stock on April 13, 1999 as reported in The Wall Street Journal for Nasdaq National Market issues.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents By Reference.
          ----------------------------------------

          The following documents filed by Merix Corporation (the "Company") with the Securities and Exchange Commission are incorporated herein by reference:

               (a) The Company's latest annual report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act of 1933 (the "Securities Act") that contains audited financial statements for the Company's latest fiscal year for which such statements have been filed.

               (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the annual report or prospectus referred to in (a) above.

               (c) The description of the authorized capital stock of the Company contained in the Company's registration statement filed under section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating the description.

          All reports and other documents subsequently filed by the Company pursuant to sections 13(a) and (c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4.   Description of Securities.
          --------------------------

          Not Applicable.

Item 5.   Interests of Named Experts and Counsel.
          ---------------------------------------

          Not Applicable.

Item 6.   Indemnification of Directors and Officers.
          ------------------------------------------

          Article VI (the "Article") of the Articles of Incorporation of the Registrant requires the Registrant to indemnify directors and officers to the fullest extent not prohibited by law. The right to and amount of indemnification will be ultimately subject to determination by a court that indemnification in the circumstances presented is consistent with public policy and other provisions of law. It is likely, however, that the Article would require indemnification at least to the extent that indemnification is authorized by the Oregon Business Corporation Act (the "Act"). The effect of the Act is summarized as follows:

               (a) The Act permits a corporation to grant a right of indemnification in respect of any pending, threatened or completed action, suit or proceeding ("proceeding"), other than an action by or in the right of the corporation, against expenses (including attorneys' fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred, provided the person concerned acted in good faith and in a manner the person reasonably believed to be in or at least not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. Indemnification is not permitted in connection with a proceeding in which a person is adjudged liable on the basis that personal benefit was improperly received unless indemnification is permitted by a court upon a finding that the person is fairly and reasonably entitled to indemnification in view of all of the relevant circumstances. The termination of a proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent is not, of itself, determinative that the person did not meet the prescribed standard of conduct.

               (b) The Act permits a corporation to grant a right of indemnification in respect of any proceeding by or in the right of the corporation against the reasonable expenses (including attorneys' fees) incurred if the person concerned acted in good faith and in a manner the person reasonably believed to be in or at least not opposed to the best interests of the corporation, except that no indemnification may be granted if such person is adjudged to be liable to the corporation unless permitted by a court.

               (c) The corporation may not indemnify a person in respect of a proceeding described in (a) or (b) above unless it is determined in the specific case that indemnification is permissible because the person has met the prescribed standard of conduct by any one of the following: (i) the Board of Directors, by a majority vote of a quorum consisting of directors not at the time parties to the proceeding,
          (ii) if a quorum of directors not party to the proceeding cannot be obtained, by a majority vote of a committee of two or more directors not at the time parties to the proceeding, (iii) by special legal counsel selected by the Board of Directors or such committee thereof, as described in (i) and (ii) above, or (iv) by the shareholders.

          Indemnification can also be ordered by a court if the court determines that indemnification is fair in view of all of the relevant circumstances. Notwithstanding the foregoing, every person who has been wholly successful, on the merits or otherwise, in defense of a proceeding described in (a) or (b) is entitled to be indemnified as a matter of right against reasonable expenses incurred in connection with the proceeding.

               (d) The corporation may pay for or reimburse the reasonable expenses incurred in defending a proceeding in advance of the final disposition thereof if the director or officer receiving the advance furnishes (i) a written affirmation of his or her good faith belief that he or she has met the prescribed standard of conduct, and (ii) a written undertaking to repay the advance in the event indemnification is not authorized.

          The Registrant has entered into indemnification agreements with each of the Registrant's executive officers and directors. In general, these indemnification agreements require the Registrant to indemnify such persons against certain liabilities, expenses, judgments, fines, settlements and other amounts actually and reasonably incurred (including expenses of a derivative action) in connection with any proceeding, whether actual or threatened, to which any such person may be made a party by reason of the fact that such person is or was a director and/or an officer of the Registrant or any of its affiliated enterprises. Such indemnification agreements also set forth certain procedures, including the advancement of expenses, that apply in the event of a claim for indemnification.

          The rights of indemnification described above are not exclusive of any other rights of indemnification to which officers or directors may be entitled under any statute, agreement, vote of shareholders, action of directors, or otherwise.

          The Registrant has directors' and officers' liability insurance coverage that insures directors and officers of the Registrant and its subsidiaries against certain liabilities.

Item 7.   Exemption From Registration Claimed.
          ------------------------------------

          Not Applicable.

Item 8.   Exhibits.
          ---------

          4.1 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, File No. 33-77348).

          4.2 Bylaws, as amended, of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ending May 31, 1997).

          4.3 Shareholder Rights Agreement dated March 25, 1997 (incorporated by reference to the Company's Current Report on Form 8-K, dated March 25, 1997, File No. 0- 23818).

          5.1     Opinion of Stoel Rives LLP.

         23.1     Independent Auditors' Consent.

         23.2     Consent of Stoel Rives LLP (see Exhibit 5.1).

         24.1     Powers of Attorney.

Item 9.   Undertakings.
          -------------

          (a) The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Forest Grove, State of Oregon, on April 15, 1999.

                                       MERIX CORPORATION


                                       By JANIE S. BROWN
                                          --------------------------------------
                                          Janie S. Brown,
                                          Vice President, Treasurer, and
                                          Chief Financial Officer

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 15th day of April, 1999.

           Signature                                 Title
           ---------                                 -----

*DEBORAH A. COLEMAN
----------------------------------     Chair of the Board of Directors,
 Deborah A. Coleman                    Chief Executive Officer, and President
                                       (Principal Executive Officer)


 JANIE S. BROWN
----------------------------------     Vice President and Chief Financial
 Janie S. Brown                        Officer (Principal Financial and
                                       Accounting Officer)


*ROBERT C. STRANDBERG                  Director
----------------------------------
 Robert C. Strandberg


*CARL W. NEUN                          Director
----------------------------------
 Carl W. Neun


*CARLENE M. ELLIS                      Director
----------------------------------
 Carlene M. Ellis

*DR. KOICHI NISHIMURA                  Director
----------------------------------
 Dr. Koichi Nishimura


*WILLIAM C. MCCORMICK                  Director
----------------------------------
 William C. McCormick


                     *By JANIE S. BROWN
                         ----------------------------------
                         Janie S. Brown, Attorney-in-fact

                                  EXHIBIT INDEX


Exhibit
Number       Document Description
-------      --------------------

  4.1 Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form S-1, File No. 33-77348).

  4.2 Bylaws, as amended, of the Company (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the fiscal year ending May 31, 1997).

  4.3        Shareholder Rights Agreement dated March 25, 1997
             (incorporated by reference to the Company's Current Report on Form 8-K, dated March 25, 1997, File No. 0-23818).

  5.1        Opinion of Stoel Rives LLP.

 23.1        Independent Auditors' Consent.

 23.2        Consent of Stoel Rives LLP (see Exhibit 5.1).

 24.1        Powers of Attorney.